As filed with the United States Securities and Exchange Commission on September 9, 2021

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Battalion Oil Corporation

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1311 (Primary Standard Industrial Classification Code Number)	20-0700684 (I.R.S. Employer Identification Number)

3505 West Sam Houston Parkway North, Suite 300
Houston, Texas 77043

(Address of principal executive offices)

(832) 538-0300
(Registrant’s telephone number, including area code)

Walter Mayer
Vice President, Legal
Battalion Oil Corporation
3505 West Sam Houston Parkway North, Suite 300
Houston, Texas 77043
(832) 538-0300
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
William T. Heller IV
Ruchira Podali

Mayer Brown LLP
700 Louisiana St., Suite 3400
Houston, Texas 77002
(713) 238-3000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ◻

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ⌧

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ◻

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ◻

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ◻

If this Form is a post-effective amendment to a registration to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ◻

Indicate to check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer☐	Accelerated filer☐
Non-accelerated filer☒	Smaller reporting company☒
Emerging growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount Being Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.0001	14,470,227	$ 10.12 (1)	$ 146,438,697	$ 15,976.46
TOTAL(2)	14,470,227	$ 10.12	$ 146,438,697	$ 15,976.46

(1)

Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) promulgated under the Securities Act of 1933, based on the average of the high and low prices of the registrant's common stock reported on the NYSE American on September 7, 2021.

(2)

Pursuant to Rule 416 under the Securities Act of 1933, the Registrant is also registering such additional indeterminate number of shares as may become necessary to adjust the number of shares as a result of a stock split, stock dividend or similar adjustment of its outstanding common stock.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be amended. The selling stockholders may not sell these securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated September 9, 2021

PROSPECTUS

Battalion Oil Corporation

14,470,227 Shares of Common Stock

This prospectus relates to the offer and sale from time to time of up to an aggregate of 14,470,227 shares of our common stock for the account of the selling stockholders named in this prospectus.

The shares of common stock described in this prospectus or in any supplement to this prospectus may be sold from time to time pursuant to this prospectus by the selling stockholders in ordinary brokerage transactions, in transactions in which brokers solicit purchases, in negotiated transactions, or in a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at fixed prices or prices subject to change, or at negotiated prices. See “Selling Stockholders” and “Plan of Distribution.” We cannot predict when or in what amounts a selling stockholder may sell any of the shares of common stock offered by this prospectus.

We are not selling any shares of our common stock, and we will not receive any of the proceeds from the sale of shares by the selling stockholders. The selling stockholders will pay all brokerage fees and commissions and similar sale-related expenses. We are only paying expenses relating to the registration of the shares with the U.S. Securities and Exchange Commission.

A supplement to this prospectus may add, update or change information contained in this prospectus. You should read this prospectus and any prospectus supplement, together with the documents we incorporate by reference, carefully before you invest.

Our common stock is listed on the NYSE American exchange under the symbol “BATL”. On September 7, 2021 the last reported sales price for our common stock was $ 9.50 per share.

This investment involves a high degree of risk. You should purchase shares only if you can afford a complete loss of your investment. You should read this prospectus in its entirety and carefully consider the risks described under the “Risk Factors” section of this prospectus beginning on page 3 of this prospectus and the financial data and related notes incorporated by reference before deciding to invest in the shares.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated September 9, 2021

Table of Contents

About This Prospectus1

Cautionary Statement Regarding Forward-Looking Statements1

The Company3

Risk Factors3

Use Of Proceeds3

Description of Capital Stock3

Selling Stockholders7

Plan Of Distribution9

Legal Matters10

Experts10

Where You can Find More Information10

Incorporation By Reference11

-i-

About This Prospectus

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (“Commission”) utilizing a shelf registration process. Under this shelf registration process, the selling stockholders named in this prospectus or any supplement to this prospectus may sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of our common stock. The selling stockholders are required to provide you with this prospectus and, in certain cases, a prospectus supplement containing specific information about the selling stockholders and the terms upon which the securities are being offered. A prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference” below.

You should rely only on the information included or incorporated by reference in this prospectus or any prospectus supplement. Neither we nor the selling stockholders have authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell in any jurisdiction in which the offer is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or any other document incorporated by reference in this prospectus is accurate as of any date other than the dates of the applicable documents in which such information appears.

Unless the context requires otherwise or unless otherwise noted, all references in this prospectus or any prospectus supplement to “Battalion” and to the “Company,” “Registrant,” “we,” “us” or “our” are to Battalion Oil Corporation and its consolidated subsidiaries. References to “Predecessor” or “Predecessor Company” relate to the financial position and results of operations of the Company prior to, and including, October 1, 2019.

Cautionary Statement Regarding Forward-Looking Statements

The information in this prospectus, including information in documents incorporated by reference, contains “forward-looking statements” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”) and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical facts, included in or incorporated by reference into this prospectus concerning, among other things, planned capital expenditures, potential increases in oil and natural gas production, the number and location of wells to be drilled in the future, future cash flows and borrowings, pursuit of potential acquisition opportunities, our financial position, business strategy and other plans and objectives for future operations, are forward-looking statements. These forward-looking statements may be, but are not always, identified by their use of terms and phrases such as “may,” “expect,” “estimate,” “project,” “plan,” “objective,” “believe,” “predict,” “intend,” “achievable,” “anticipate,” “will,” “continue,” “potential,” “should,” “could” and similar terms and phrases. Although we believe that the expectations reflected in these forward-looking statements are reasonable, they do involve certain assumptions, risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements. You should consider carefully the risks described under the “Risk Factors” section of this prospectus, as well as the risks described in our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and the other disclosures contained or incorporated by reference herein and therein, which describe factors that could cause our actual results to differ from those anticipated in the forward-looking statements, including, but not limited to, the following factors:

●	volatility in commodity prices for oil, natural gas and natural gas liquids;
●	our ability to generate sufficient cash flow from operations, borrowings or other sources to enable us to fund our operations, satisfy our obligations and develop our undeveloped acreage positions;
●	impacts, and potential risks, related to actual or anticipated pandemics, such as the novel coronavirus (“COVID-19”) pandemic;
●	impact of the ongoing COVID-19 pandemic on the health and safety of our employees;
●	our indebtedness, which may increase in the future;
●	higher levels of indebtedness make us more vulnerable to economic downturns and adverse developments in our business;
●	our ability to replace our oil and natural gas reserves and production;
II

●	the presence or recoverability of estimated oil and natural gas reserves attributable to our properties and the actual future production rates and associated costs of producing those oil and natural gas reserves;
●	our ability to successfully develop our large inventory of undeveloped acreage;
●	drilling and operating risks, including accidents, equipment failures, fires, and leaks of toxic or hazardous materials which can result in injury, loss of life, pollution, property damage and suspension of operations;
●	our ability to retain key members of senior management, the board of directors of the Company (the “Board”), and key technical employees;
●	senior management’s ability to execute our plans to meet our goals;
●	access to and availability of water, sand and other treatment materials to carry out fracture stimulations in our completion operations;
●	our ability to secure adequate sour gas treating and/or sour gas take-away capacity in our Monument Draw area sufficient to handle production volumes;
●	access to adequate gathering systems, processing and treating facilities and transportation take-away capacity to move our production to marketing outlets to sell our production at market prices;
●	the cost and availability of goods and services, such as drilling rigs, fracture stimulation services and tubulars;
●	contractual limitations that affect our management’s discretion in managing our business, including covenants that, among other things, limit our ability to incur debt, make investments and pay cash dividends;
●	the potential for production decline rates for our wells to be greater than we expect;
●	competition, including competition for acreage in our resource play;
●	environmental risks;
●	exploration and development risks;
●	the possibility that our industry may be subject to future regulatory or legislative actions (including additional taxes and changes in environmental regulations);
●	general economic conditions, whether internationally, nationally or in the regional and local market areas in which we do business, may be less favorable than expected, including the possibility that economic conditions in the United States will worsen and that capital markets are disrupted, which could adversely affect demand for oil and natural gas and make it difficult to access capital;
●	social unrest, political instability or armed conflict in major oil and natural gas producing regions outside the United States, such as the Middle East, and armed conflict or acts of terrorism or sabotage;
●	other economic, competitive, governmental, regulatory, legislative, including federal and state regulations and laws, geopolitical and technological factors that may negatively impact our business, operations or oil and natural gas prices;
●	our insurance coverage may not adequately cover all losses that we may sustain; and
●	title to the properties in which we have an interest may be impaired by title defects.

All forward-looking statements are expressly qualified in their entirety by the cautionary statements in this paragraph and elsewhere in this prospectus and the documents incorporated by reference. Other than as required under the securities laws, we do not assume a duty to update these forward-looking statements, whether as a result of new information, subsequent events or circumstances, changes in expectations or otherwise.

The Company

This summary highlights some of the information contained elsewhere in this prospectus and the documents we incorporate by reference. This summary is not complete and does not contain all of the information that you should consider before deciding whether or not to invest in our common stock. You should read this entire document and the information incorporated by reference herein before making an investment decision. You should carefully consider the information set forth under “Risk Factors” below, as well as those risks described in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as well as the financial information incorporated by reference in this prospectus and the other documents to which we have referred you. In addition, certain statements include forward-looking information that involve risks and uncertainties. See “Cautionary Statement Regarding Forward-Looking Statements.”

We are an independent energy company focused on the acquisition, production, exploration and development of onshore liquids-rich oil and natural gas assets in the United States. During 2017 (Predecessor), we acquired certain properties in the Delaware Basin and divested our assets located in the Williston Basin in North Dakota and in the El Halcón area of East Texas. As a result, our properties and drilling activities are currently focused in the Delaware Basin, where we have an extensive drilling inventory that we believe offers attractive long-term economics. We were incorporated in Delaware on February 5, 2004, recapitalized on February 8, 2012 and reorganized on September 9, 2016 and October 8, 2019, respectively. On January 21, 2020, we filed a Certificate of Amendment to our Amended and Restated Certificate of Incorporation (as amended, our “Certificate of Incorporation”) with the Delaware Secretary of State to effect a change of our corporate name from Halcón Resources Corporation to Battalion Oil Corporation.

Our principal offices are located at 3505 West Sam Houston Parkway North, Suite 300, Houston, Texas 77043, telephone number (832) 538-0300, and our website can be found at www.battalionoil.com. Unless specifically incorporated by reference in this prospectus, information that you may find on Battalion’s website is not part of this prospectus.

Risk Factors

Investment in our common stock involves certain risks. You should carefully consider the risk factors, together with the other information included or incorporated by reference in this prospectus, including the risk factors included in our most recent Annual Report on Form 10-K and, in our subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, each of which is incorporated by reference in this prospectus, before you decide to purchase any of our common stock. The risks incorporated by reference in this prospectus are the material risks of which we are currently aware; however, they may not be the only risks that we may face. Additional risks and uncertainties not currently known to us or that we currently view as immaterial may also impair our business operations. Any of these risks could materially and adversely affect our business, financial condition, results of operations and cash flows. In that case, you may lose all or part of your investment.

Use Of Proceeds

This prospectus relates to the offer and sale from time to time of up to an aggregate of 14,470,227 shares of common stock for the account of the selling stockholders referred to in this prospectus. We will not receive any of the proceeds from the sale of any shares of common stock offered by the selling stockholders under this prospectus. Any proceeds from the sale of shares of common stock under this prospectus will be received by the selling stockholders. Please see “Selling Stockholders” for a list of the persons receiving proceeds from the sale of the common stock covered by this prospectus.

Description of Capital Stock

Set forth below is a description of the material terms of our capital stock. However, this description is not complete and is qualified by reference to our Certificate of Incorporation, bylaws and the Warrant Agreements (as defined below), which are filed as exhibits to this registration statement of which this prospectus forms a part and are incorporated by reference. Please read “Where You Can Find More Information” and “Incorporation by Reference.” In addition, you should be aware that the summary below does not give full effect to the terms of the provisions of statutory or common law that may affect the rights of our stockholders.

Authorized Capital Stock

Our authorized capital stock consists of 101,000,000 shares of which 100,000,000 shares are common stock, par value $0.0001 per share and 1,000,000 shares are preferred stock, par value $0.0001 per share. As of August 5, 2021, we had 16,268,037 shares of common stock outstanding and, as of August 5, 2021, we had 0 shares of preferred stock outstanding.

Common Stock

Voting rights. Each share of common stock is entitled to one vote in the election of directors and on all other matters submitted to a vote of stockholders. Stockholders do not have the right to cumulate their votes in the election of directors.

Dividends, distributions and stock splits. Holders of common stock are entitled to receive dividends if, as and when such dividends are declared by the Board out of assets legally available therefor after payment of dividends required to be paid on shares of preferred stock, if any. Our existing debt arrangements restrict our ability to pay cash dividends.

Liquidation. In the event of any dissolution, liquidation, or winding up of our affairs, whether voluntary or involuntary, after payment of debts and other liabilities and making provision for any holders of our preferred stock who have a liquidation preference, our remaining assets will be distributed ratably among the holders of common stock.

Fully paid. All shares of common stock outstanding are fully paid and nonassessable.

Other rights. Holders of common stock have no redemption or conversion rights and no preemptive or other rights to subscribe for our securities.

Warrants

On the Plan Effective Date (as defined herein), by operation of the Plan (as defined herein) and the confirmation order, all warrants of our Predecessor Company were cancelled and we entered into a warrant agreement (the “Warrant Agreement”) with Broadridge Corporate Issuer Solutions, Inc. as the warrant agent, pursuant to which we issued three series of warrants (the Series A Warrants, the Series B Warrants and the Series C Warrants together, the “Warrants”, and the holders thereof, the “Warrant Holders”), on a pro rata basis to pre-emergence holders of our equity interests pursuant to the Plan.

Each Warrant represents the right to purchase one share of common stock at the applicable exercise price, subject to adjustment as provided in the Warrant Agreement and as summarized below. On the Plan Effective Date, we issued (i) Series A Warrants to purchase an aggregate of 1,798,322 shares of common stock, with an initial exercise price of $40.17 per share, (ii) Series B Warrants to purchase an aggregate of 2,247,985 shares of common stock, with an initial exercise price of $48.28 per share and (iii) Series C Warrants to purchase an aggregate of 2,890,271 shares of common stock, with an initial exercise price of $60.45 per share. Each series of Warrants issued under the Warrant Agreement has a three-year term, expiring on October 8, 2022. The strike price of each series of Warrants issued under the Warrant Agreement increases monthly at an annualized rate of 6.75%, compounding monthly, as provided in the Warrant Agreement.

The Warrants do not grant the Warrant Holder any voting or control rights or dividend rights, or contain any negative covenants restricting the operation of our business. The Warrants are not being registered for resale pursuant to this registration statement. However, shares of common stock issuable upon exercise of the Warrants are being registered for resale pursuant to this registration statement.

Preferred Stock

Our Board has the authority to issue up to 1,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion rates, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series or the designation of that series, which may be superior to those of the common stock, without further vote or action by the stockholders. One of the effects of undesignated preferred stock may be to enable our Board to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and as a result to protect the continuity of our management. The issuance of shares of the preferred stock by the Board as described above may adversely affect the rights of the holders of common stock. For example, preferred stock issued by us may rank superior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. Accordingly, the issuance of shares of preferred stock may discourage bids for our common stock or may otherwise adversely affect the market price of our common stock.

Delaware Anti-Takeover Law and Certain Charter and Bylaw Provisions

Our Certificate of Incorporation, bylaws and the Delaware General Corporation Law (the “DGCL”) contain certain provisions that could discourage potential takeover attempts and make it more difficult for stockholders to change management or receive a premium for their shares.

Delaware law. Under Section 203 of the DGCL, a corporation is prohibited from engaging in any business combination with a stockholder who, together with its affiliates or associates, owns (or who is an affiliate or associate of the corporation and within a three-year period did own) 15% or more of the corporation’s outstanding voting stock (which we refer to as an “interested stockholder”) for a three-year period following the time the stockholder became an interested stockholder, unless:

●	prior to the time the stockholder became an interested stockholder, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;
●	the interested stockholder owned at least 85% of the voting stock of the corporation, excluding specified shares, upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder; or
●	at or subsequent to the time the stockholder became an interested stockholder, the business combination is approved by the board of directors of the corporation and authorized by the affirmative vote, at an annual or special meeting, and not by written consent, of at least 66⅔% of the outstanding voting shares of the corporation, excluding shares held by that interested stockholder.

A business combination generally includes:

●	mergers and consolidations with or caused by an interested stockholder;
●	sales or other dispositions of 10% or more of the assets of a corporation to an interested stockholder;
●	specified transactions resulting in the issuance or transfer to an interested stockholder of any capital stock of the corporation or its subsidiaries; and
●	other transactions resulting in a disproportionate financial benefit to an interested stockholder.

The provisions of Section 203 of the DGCL do not apply to a corporation if, subject to certain requirements, the certificate of incorporation or bylaws of the corporation contain a provision expressly electing not to be governed by the provisions of the statute or the corporation does not have voting stock listed on a national securities exchange or held of record by more than 2,000 stockholders. Because our Certificate of Incorporation and bylaws do not include any provision to “opt-out” of Section 203 of the DGCL, the statute will apply to business combinations involving us.

Charter and bylaw provisions. Delaware law permits any Delaware corporation to classify its board of directors into as many as three (3) classes with staggered terms of office. After initial implementation of a classified board, pursuant to the provision of our Certificate of Incorporation, our Board was declassified, effective as of the annual meeting of our stockholders, held on June 8, 2021. Our Certificate of Incorporation, which was duly adopted pursuant to the Joint Prepackaged Chapter 11 Plan of Halcón Resources Corporation and its Affiliated Debtors, dated as of August 2, 2019 (as amended, the “Plan”) and confirmed by the United States Bankruptcy Court for the District of Delaware entered September 24, 2019 and thereby approved pursuant to Section 303 of the DGCL, effective as of October 8, 2019 (the “Plan Effective Date”), and our amended and restated bylaws, as amended, provide that our Board shall not have less than one nor more than seven directors. Each nominee for director stands for election to a one-year term expiring at the next annual meeting of stockholders. None of our current directors served on our Board pre-emergence from bankruptcy.

Exclusive Forum. Our Certificate of Incorporation provides that, unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company; (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or stockholder of the Company to the Company or the Company stockholders; (iii) any action asserting a claim arising pursuant to any provision of the DGCL; or (iv) any action asserting a claim governed by the internal affairs doctrine, in each case subject to said Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein.

The choice of forum provisions summarized above are not intended to, and would not, apply to suits brought to enforce any liability or duty created by the Securities Act or the Exchange Act or other claim for which the federal courts have exclusive jurisdiction. To the extent that any such claims may be based upon federal law claims, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Stockholders may be subject to increased costs to bring these claims, and the choice of forum provisions could have the effect of discouraging claims or limiting investors’ ability to bring claims in a judicial forum that they find favorable.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Broadridge Corporate Issuer Solutions, 1717 Arch Street, Suite 1300, Philadelphia, PA 19103. Its phone number is (877) 830-4936.

Selling Stockholders

This prospectus relates to the offer and sale from time to time by the selling stockholders identified below of up to an aggregate 14,470,227 shares of our common stock. This prospectus will not cover subsequent sales of common stock purchased from a selling stockholder named in this prospectus.

No offer or sale under this prospectus may be made by a stockholder unless that holder is listed in the table below, in a supplement to this prospectus or in an amendment to the related registration statement that has become effective. We will supplement or amend this prospectus to include additional selling stockholders upon provision of all required information to us and subject to the terms of the relevant agreement between us and the selling stockholders.

The following table sets forth the maximum number of shares of our common stock, inclusive of the shares of common stock underlying the warrants, to be sold by the selling stockholders. The table also sets forth the name of each selling stockholder, the nature of any position, office, or other material relationship which the selling stockholder has had, within the past three years, with us or with any of our predecessors or affiliates, and the number of shares of our common stock to be owned by such selling stockholders after completion of the offering.

We prepared the table based on information provided to us by the selling stockholders. We have not sought to verify such information. Additionally, the selling stockholders may have sold or transferred some or all of their shares of our common stock in transactions exempt from the registration requirements of the Securities Act since the date on which the information in the table was provided to us. Other information about the selling stockholders may also change over time.

Except as otherwise indicated, each selling stockholder has sole voting and dispositive power with respect to such shares.

	Shares of Common Stock Beneficially Owned Prior to the Offering(1)			Shares of Common Stock Being Offered Hereby	Shares of Common Stock Beneficially Owned After Completion of the Offering
Name of Selling Stockholder	Number		Percent (2)	Number	Number	Percent (2)
Lion Point Master, LP	935,981	(3)	5.8%	935,981	—	*
Luminus Energy Partners Master Fund, Ltd.	6,855,314	(4)	42.1%	6,855,314	—	*
OCM HLCN Holdings, L.P.	3,988,089	(5)	24.5%	3,988,089	—	*
GEN IV Investment Opportunities, LLC	2,690,843	(6)	16.5%	2,690,843	—	*

* Less than 1%

(1)	Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act.
(2)

Calculated based on 16,268,037 shares of our common stock outstanding on August 5, 2021. Because the selling stockholders are not obligated to sell all or any portion of the shares of our common stock shown as offered by them, we cannot estimate the actual number or percentage of shares of our common stock that will be held by any selling stockholder upon completion of this offering. However, for purposes of this table, we have assumed that, after completion of the offering, none of the shares covered by this prospectus will be held by the applicable selling stockholder.

(3)

Lion Point Capital GP, LLC (“Lion Point GP”) is the general partner of Lion Point Master, LP. Lion Point Capital, LP is the investment manager to Lion Point Master, LP. Lion Point Holdings GP, LLC is the general partner of Lion Point Capital, LP. Didric Cederholm is a Founding Partner and Chief Investment Officer of each of Lion Point GP and Lion Point Capital, LP. Mr. Cederholm is also a Member and a Manager of each of Lion Point GP and Lion Point Holdings GP, LLC. James Freeman is a Founding Partner and Head of Research of each of Lion Point GP and Lion Point Capital, LP. Mr. Freeman is also a Member and a Manager of each of Lion Point GP and Lion Point Holdings GP, LLC. By virtue of these relationships, each of Lion Point GP, Lion Point Capital, LP, Lion Point Holdings GP, LLC, Mr. Cederholm and Mr. Freeman may be deemed to beneficially own the securities beneficially owned by Lion Point Master, LP. The business address for Lion Point Master, LP is 250 W 55th Street, 33rd Floor, New York, NY 10019.

(4)

The number of shares reported above includes (i) 182,478 shares of common stock issuable upon the exercise of the Series A Warrants owned directly by Luminus Energy Partners Master Fund, Ltd., (ii) 228,107 shares of common stock issuable upon the exercise of the Series B Warrants owned directly by Luminus Energy Partners Master Fund, Ltd., (iii) 293,281 shares of common stock issuable upon the exercise of the Series C Warrants owned directly by Luminus Energy Partners Master Fund, Ltd., and (iv) 6,151,448 shares of common stock owned directly by Luminus Energy Partners Master Fund, Ltd. Luminus Management LLC is the investment manager of Luminus Energy Partners Master Fund, Ltd. Jonathan Barrett is the director of Luminus Energy Partners Master Fund, Ltd. and the President of Luminus Management LLC. By virtue of these relationships, each of Luminus Management LLC and Mr. Barrett may be deemed to beneficially own the securities beneficially owned by

Luminus Energy Partners Master Fund, Ltd. The business address for Luminus Energy Partners Master Fund, Ltd. is c/o Luminus Management, LLC, 1700 Broadway, 16th Floor, New York, NY 10019.

(5)

The general partner of OCM HLCN Holdings, L.P. is Oaktree Fund GP, LLC. The managing member of Oaktree Fund GP, LLC is Oaktree Fund GP I, L.P. The general partner of Oaktree Fund GP I, L.P. is Oaktree Capital I, L.P. The general partner of Oaktree Capital I, L.P. is OCM Holdings I, LLC. The managing member of OCM Holdings I, LLC is Oaktree Holdings, LLC. The managing member of Oaktree Holdings, LLC is Oaktree Capital Group, LLC. Oaktree Capital Group, LLC is managed by its eleven-member board of directors. Each of the general partners, managing members, and directors listed above disclaims beneficial ownership of the Registrable Securities except to the extent of their respective pecuniary interest therein, if any. The business address for OCM HLCN Holdings, L.P. is c/o Oaktree Capital Management, L.P., 333 S. Grand Ave., 28th Floor, Los Angeles, CA 90071.

(6)

The number of shares reported above includes (i) 83,239 shares of common stock issuable upon the exercise of the Series A Warrants owned directly by GEN IV Investment Opportunities, LLC, (ii) 104,053 shares of common stock issuable upon the exercise of the Series B Warrants owned directly by GEN IV Investment Opportunities, LLC, (iii) 133,782 shares of common stock issuable upon the exercise of the Series C Warrants owned directly by GEN IV Investment Opportunities, LLC, and (iv) 2,369,769 shares of common stock owned directly by GEN IV Investment Opportunities, LLC. Gen IV Investment Opportunities, LLC’s managing member is LSP Generation IV, LLC and its investment manager is LSP Investment Advisors, LLC. LS Power Associates, L.P. is the sole member of LSP Generation IV, LLC and LS Power Development, LLC is the sole member of LSP Investment Advisors and the general partner of LS Power Associates, L.P. Mikhail Segal serves as the manager of LS Power Development, LLC. By virtue of these relationships, each of LSP Generation IV, LLC, LSP Investment Advisors, LLC, LS Power Associates, L.P., LS Power Development, LLC and Mr. Segal may be deemed to beneficially own the securities beneficially owned by GEN IV Investment Opportunities, LLC. The business address for GEN IV Investment Opportunities, LLC is 1700 Broadway, 35th Floor, New York, NY 10019.

Selling stockholders who are registered broker-dealers may be deemed to be “underwriters” within the meaning of the Securities Act. In addition, selling stockholders who are affiliates of registered broker-dealers may be deemed to be “underwriters” within the meaning of the Securities Act if such selling security holder (a) did not acquire its shares of common stock in the ordinary course of business or (b) had an agreement or understanding, directly or indirectly, with any person to distribute the common shares. To our knowledge, no selling stockholder who is a registered broker-dealer or an affiliate of a registered broker-dealer received any securities as underwriting compensation.

Any prospectus supplement reflecting a sale of common stock hereunder will set forth, with respect to the selling stockholders:

●	the name of the selling stockholders;
●	the nature of the position, office or other material relationship that the selling stockholders will have had within the prior three years with us or any of our affiliates;
●	the number of shares of common stock owned by the selling stockholders prior to the offering;
●	the amount or number of shares of common stock to be offered for the selling stockholders’ account; and
●	the amount and (if 1.0% or more) the percentage of common stock to be owned by the selling stockholders after the completion of this offering.

Registration Rights Agreement

On October 8, 2019, we and the selling stockholders, entered into a registration rights agreement (the “Registration Rights Agreement”), pursuant to which, subject to certain conditions and limitations, we agreed to file with the SEC a registration statement concerning the resale of the registrable shares of our common stock held by selling stockholders (the “Registrable Securities”), as soon as reasonably practicable but in no event later than the later to occur of (i) ninety (90) days after the date of the Registration Rights Agreement and (ii) a date specified by a written notice to us by selling stockholders holding at least a majority of the Registerable Securities, and thereafter to use commercially reasonable best efforts to cause the registration statement to be declared effective by the SEC as soon as reasonably practicable. In addition, from time to time, the selling stockholders may request that additional Registrable Securities be registered for resale by us. Subject to certain limitations, the selling stockholders also have the right to request that we facilitate the resale of Registrable Securities pursuant to firm commitment underwritten public offerings.

The Registration Rights Agreement contains other customary terms and conditions, including, without limitation, provisions with respect to suspensions of our registration obligations and indemnification.

Plan Of Distribution

The shares of common stock listed in the table appearing under “Selling Stockholders” are being registered to permit public secondary trading of these shares by the holders of such shares from time to time after the date of this prospectus. There can be no assurance that any selling stockholders will sell any or all of the common stock offered hereby. We will not receive any of the proceeds from the sale of the common stock by the selling stockholders. We will pay substantially all of the expenses incident to this offering of the shares by the selling stockholders to the public other than commissions and discounts of underwriters, brokers, dealers or agents.

The selling stockholders may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly to purchasers or through one or more underwriters, broker-dealers or agents, at market prices prevailing at the time of sale, at prices related to such market prices, at a fixed price or prices subject to change or at negotiated prices, by a variety of methods including the following:

●	on any national securities exchange or over-the-counter market on which the shares of common stock may be listed or quoted at the time of sale;
●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●	block trades in which a broker-dealer may attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker-dealer, as principal, and a subsequent resale by the broker-dealer for its account;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	privately negotiated transactions;
●	in transactions otherwise than on such exchanges or in the over-the-counter market;
●	through a combination of any such methods; or
●	through any other method permitted under applicable law.

In addition, selling stockholders may enter into option, derivative or hedging transactions with respect to the shares, and any related offers or sales of shares may be made pursuant to this prospectus. For example, the selling stockholders may:

●	enter into transactions involving short sales of the shares by broker-dealers in the course of hedging the positions they assume with selling stockholders;
●	sell shares short themselves and deliver the shares registered hereby to settle such short sales or to close out stock loans incurred in connection with their short positions;
●	write call options, put options or other derivative instruments (including exchange-traded options or privately negotiated options) with respect to the shares, or which they settle through delivery of the shares;
●	enter into option transactions or other types of transactions that require the selling stockholder to deliver shares to a broker, dealer or other financial institution, who may then resell or transfer the shares under this prospectus; or
●	lend or pledge the shares to a broker, dealer or other financial institution, which may sell the shares under this prospectus.

In effecting sales, brokers-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate. If the selling stockholders effect such transactions by selling the common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the common stock for whom they may act as agent or to whom they may sell as principal. Underwriters may sell securities to or through dealers, and dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

The selling stockholders and any underwriters, brokers, dealers or agents that participate in such distribution may be deemed to be “underwriters” within the meaning of the Securities Act, and any discounts, commissions or concessions received by any underwriters, brokers, dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act. Any selling stockholder who is an “underwriter” within the meaning of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act and the provisions of the Exchange Act and the rules thereunder relating to stock manipulation.

In order to comply with the securities laws of some states, the shares sold in those jurisdictions may only be sold through registered or licensed brokers or dealers. In addition, in some states, the shares may not be sold unless the shares have been registered or qualified for sale in that state or an exemption from registration or qualification is available and is complied with.

Underwriters, dealers and agents who participate in the distribution of securities and their controlling persons may be entitled, under agreements that may be entered into with us, to indemnification by us and the selling stockholders against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters, dealers or agents and their controlling persons may be required to make in respect of those liabilities.

Any underwriter may engage in stabilizing and syndicate covering transactions in accordance with Rule 104 under the Exchange Act. Rule 104 permits stabilizing bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. The underwriters may over-allot offered securities, thereby creating a short position in the underwriters’ account. Syndicate covering transactions involve purchases of offered securities in the open market after the distribution has been completed to cover syndicate short positions. Stabilizing and syndicate covering transactions may cause the price of the offered securities to be higher than it would otherwise be in the absence of such transactions. These transactions, if commenced, may be discontinued at any time.

Legal Matters

The validity of the issuance of the common stock covered by this prospectus has been passed upon for us by Mayer Brown LLP, Houston, Texas.

Experts

The consolidated financial statements of Battalion Oil Corporation, incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The estimated reserve evaluations and related calculations of Netherland, Sewell & Associates, Inc., an independent reserve engineering firm, are included in this prospectus and have been incorporated by reference to the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 in reliance on the authority of that firm as experts in reserve engineering.

Where You can Find More Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web page site at www.sec.gov. In addition, we maintain a website that contains information about us at www.battalionoil.com. The information found on, or otherwise accessible through, our website is not incorporated by reference into, and does not form a part of, this prospectus or any accompanying prospectus supplement or any other report or document we file with or furnish to the SEC. Our common stock is listed and traded on the NYSE American exchange under the trading symbol “BATL.”

Incorporation By Reference

We “incorporate by reference” information into this prospectus, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained expressly in this prospectus, and the information we file later with the SEC will automatically supersede the information contained or incorporated by reference herein. Any information furnished to the SEC under Items 2.02 or 7.01 or the exhibits relating to furnished items are not incorporated into or made part of this prospectus. You should not assume that the information included or incorporated by reference in this prospectus is current as of any date other than the date of the respective documents. We incorporate by reference the documents listed below:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 that we filed with the SEC on March 8, 2021;
●	our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2021 and June 30, 2021 that we filed with the SEC on May 14, 2021 and August 9, 2021, respectively; and
●	our Current Reports on Form 8-K and any amendments thereto filed with the SEC on April 22, 2021 (as amended on April 23, 2021) and June 14, 2021.

Any additional information that we file under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the delivery of this filing and that is deemed “filed” with the SEC, will automatically update and supersede this information and be automatically incorporated by reference herein. You may request a copy of all incorporated filings at no cost, by making written or telephone requests for such copies to:

Battalion Oil Corporation
Attention: Investor Relations
3505 West Sam Houston Parkway North, Suite 300
Houston, Texas 77043
Phone: (832) 538-0551
Chris Lang

You should rely only on the information incorporated by reference or provided in this filing. If information in incorporated documents conflicts with information in this prospectus, you should rely on the most recent information. If information in an incorporated document conflicts with information in another incorporated document, you should rely on the most recent incorporated document. You should not assume that the information in this prospectus or any document incorporated by reference is accurate as of any date other than the date of those documents. We have not authorized anyone else to provide you with any information.

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Information Not Required In Prospectus

Item 14. Other Expenses of Issuance and Distribution

The expenses of this offering (all of which are to be paid by the Registrant) are estimated to be as follows:

SEC registration fee	$15,976.46
Legal fees and expenses	60,000
Accounting fees and expenses	45,000
Engineering fees and expenses	0
Printing expenses	1,500
Miscellaneous	5,000

TOTAL	$127,476.46

Item 15. Indemnification of Officers And Directors

Article Seventh of our Certificate of Incorporation provides for indemnification of our officers and directors, as well as our employees and agents, to the extent authorized by the DGCL. Pursuant to Section 145 of the DGCL, we generally have the power to indemnify our current and former directors, officers, employees and agents against expenses and liabilities that they incur in connection with any suit to which they are, or are threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, our best interests, and with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful. The statute expressly provides that the power to indemnify or advance expenses authorized thereby is not exclusive of any rights granted under any charter provision, bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, both as to actions in such person’s official capacity and as to action in another capacity while holding such office.

We also have the power to purchase and maintain insurance for such directors and officers. Section 145 of the DGCL authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him.

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Item 16. Exhibits And Financial Statement Schedules

Exhibit Number	Description

2.1

Order of the Bankruptcy Court, dated September 24, 2019, confirming the Joint Prepackaged Plan of Reorganization of Halcón Resources Corporation, et al, under Chapter 11 of the Bankruptcy Code, together with such Joint Prepackaged Plan of Reorganization (incorporated by reference to Exhibit 2.1 of our Current Report on Form 8-K filed September 26, 2019).

3.1

Amended and Restated Certificate of Incorporation of Battalion Oil Corporation (formerly Halcón Resources Corporation) dated October 8, 2019, as amended by the Certificate of Amendment, dated January 21, 2020 (incorporated by reference to Exhibit 3.1 of our Annual Report on Form 10-K filed March 25, 2020).

3.2		Seventh Amended and Restated Bylaws of Battalion Oil Corporation (incorporated by reference to Exhibit 3.2 of our Current Report on Form 8-K filed January 27, 2020).
4.1

Description of Battalion Oil Corporation’s securities registered under Section 12 of the Exchange Act. (incorporated by reference to Exhibit 4.1 of our Annual Report on Form 10-K filed March 25, 2020).

5.1	*	Opinion of Mayer Brown LLP
10.1

Warrant Agreement, dated as of October 8, 2019, by and between Halcón Resources Corporation and Broadridge Corporate Issuer Solutions, Inc., as warrant agent (incorporated by reference to Exhibit 10.2 of our Current Report on Form 8-K filed October 8, 2019).

10.2

Registration Rights Agreement, dated as of October 8, 2019, by and among Halcón Resources Corporation and each of the parties thereto, as investors (incorporated by reference to Exhibit 10.3 of our Current Report on Form 8-K filed October 8, 2019).

23.1	*	Consent of Deloitte & Touche LLP
23.2	*	Consent of Netherland, Sewell & Associates, Inc.
23.3	*	Opinion of Mayer Brown LLP (included in its opinion filed as Exhibit 5.1 incorporated herein)
24.1		Power of Attorney (included in signature pages hereto)

* Attached hereto.

Item 17. Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (ii) and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

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(2)That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B and relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)That, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b)Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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Signatures

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on this Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on September 9, 2021.

BATTALION OIL CORPORATION

By:	/s/ Richard H. Little
Richard H. Little
Chief Executive Officer

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Power of Attorney

Each person whose signature appears below hereby constitutes and appoints Richard H. Little and R. Kevin Andrews, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-3, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-3 has been signed by the following persons in the capacities indicated below on September 9, 2021.

Signature	Title

/s/ Richard H. Little Richard H. Little	Director and Chief Executive Officer (Principal Executive Officer)

/s/ R. Kevin Andrews R. Kevin Andrews	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)

/s/ Jonathan D. Barrett Jonathan D. Barrett	Director

/s/ David Chang David Chang	Director

/s/ Gregory S. Hinds Gregory S. Hinds	Director

/s/ Allen Li Allen Li	Director

/s/ William D. Rogers William D. Rogers	Director

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